Exhibit 99.1

NCR Corporation Announces Retirement of

Blackstone’s Convertible Preferred Stock

ATLANTA – Sep. 18, 2019 – NCR Corporation (NYSE: NCR) today announced that it has entered into an agreement with Blackstone (NYSE: BX) to retire the Series A Convertible Preferred Stock (“Preferred Stock”) the private equity firm holds in NCR.

Under the terms of the agreement, NCR will pay Blackstone $302 million in cash in exchange for 237,673 shares of Preferred Stock and the agreement to convert its remaining 274,548 shares of Preferred Stock to approximately 9.16 million shares of common stock.

This transaction retires 57 percent of NCR’s outstanding Preferred Stock, and is currently expected to provide several substantial benefits to NCR and its stockholders, including:

•	Eliminating Preferred Stock dividends of $28.5 million per year;

•	Reducing diluted share count by approximately 7.9 million shares;

•	Currently expected to be accretive to 2020 earnings per share by approximately $0.07;

•	Improving NCR’s rating agency debt ratio; and

•	Adding flexibility to NCR’s capital structure to execute its 5-year growth plan.

This transaction represents a discount to the implied economic value of the Preferred Stock. The $302 million in cash was funded through NCR’s existing credit facility and cash on hand.

Additionally, NCR today reaffirmed full-year 2019 revenue, cash flow and non-GAAP diluted earnings per share guidance. Revenue growth is expected to be approximately 3%-4%, cash flow from operations is expected to be $705-$730 million, free cash flow is expected to be $300-$350 million and non-GAAP diluted earnings per share is expected to be $2.75-$2.85. GAAP diluted earnings per share is expected to be $1.41-$1.51 (previous guidance $1.91 - $2.01), a reduction of approximately $0.50 from previous guidance, due to the one-time non-cash accounting impact of the redemption and conversion of Preferred Stock.

“The retirement of this Preferred Stock is an important milestone for NCR, and we thank Blackstone for their support, partnership and commitment to our success,” said NCR President and Chief Executive Officer Michael D. Hayford. “NCR is excited that Chinh Chu and Greg Blank, who were designated by Blackstone for election to NCR’s Board of Directors, have agreed to remain on through the completion of their terms. We look forward to building on this improvement in our capital structure to accelerate our growth initiatives and continuing to create value for our customers and stockholders.”

“Blackstone is pleased with the company’s progress since our initial investment, and Chinh and I look forward to working with NCR as it continues to successfully execute its transformation,” said Greg Blank, Senior Managing Director at Blackstone.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” and words of similar meaning. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, financial outlook, the Company’s expectations regarding the number of shares of Common Stock to be sold, and statements that do not relate to historical or current fact, including the consummation of the public offering and the expected stock repurchase described herein are examples of forward-looking statements. The forward-looking statements in this release include statements about NCR’s financial guidance for 2019. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Company’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: the strength of demand and pricing for ATMs and other financial services hardware and its effect on the results of our businesses and reportable segments; domestic and global economic and credit conditions including, in particular, those resulting from the imposition or threat of protectionist trade policies or import or export tariffs, global and regional market conditions and spending trends in the financial services and retail industries, new comprehensive U.S. tax legislation, modified or new global or regional trade agreements, the determination by the United Kingdom to exit the European Union, uncertainty over further potential changes in Eurozone participation and fluctuations in oil and commodity prices; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; our ability to successfully introduce new solutions and compete in the information technology industry; cybersecurity risks and compliance with data privacy and protection requirements; the possibility of disruptions in or problems with our data center hosting facilities; defects or errors in our products; the impact of our indebtedness and its terms on our financial and operating activities; the historical seasonality of our sales; tax rates and new U.S. tax legislation; foreign currency fluctuations; the success of our restructuring plans and cost reduction initiatives; manufacturing disruptions, including those caused by or related to outsourced manufacturing; the availability and success of acquisitions, divestitures and alliances; our pension strategy and underfunded pension obligation; reliance on third party suppliers; our multinational operations, including in new and emerging markets; collectability difficulties in subcontracting relationships in certain geographical markets; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; uncertainties or delays associated with the transition of key business leaders; environmental exposures from our historical and ongoing manufacturing activities; and uncertainties with regard to regulations, lawsuits, claims, and other matters across various jurisdictions. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Not an Offer of any Securities

The information in this release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS). NCR’s non-GAAP diluted EPS is determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles, from NCR’s GAAP earnings per share. Due to the non-operational nature of these pension and other special items, NCR’s management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR also uses operating income (non-GAAP) and diluted EPS (non-GAAP), to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with NCR’s past reports of financial results.

Free Cash Flow. NCR defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements. NCR’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repayment of the Company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR’s definitions may differ from other companies’ definitions of these measures.

NCR’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to

Non-GAAP Diluted Earnings Per Share from Continuing Operations (non-GAAP)

	2019 Previous Guidance(2)		2019 Current Guidance(2)
Diluted Earnings Per Share (GAAP) (1)	$1.91 - $2.01	$	$1.41 - $1.51
Transformation & restructuring costs	0.31		0.31
Acquisition-related amortization of intangibles	0.48		0.48
Acquisition-related costs	0.05		0.05
Diluted Earnings Per Share (non-GAAP) (1)	$2.75 - $2.85	$	$2.75 - $2.85

(1)

Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company’s Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile. For the 2019 Current GAAP Diluted Earnings Per Share Guidance, the impact of this transaction is expected to be a reduction of approximately $0.50.

(2)

Except for the adjustments noted herein, this guidance does not include the effects of any future acquisitions/divestitures, pension mark-to-market adjustments, taxes or other events, which are difficult to predict and may or may not be significant.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to

Free Cash Flow (non-GAAP)

$ in millions	2019 Guidance
Net cash used by operating activities	$705 - $730
Total capital expenditures	(350) - (375)
Net cash used in discontinued operations	(30)

Free cash flow	$$300 - $350

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail, hospitality, telecom and technology industries. NCR is headquartered in Atlanta, Ga., with 34,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com

Twitter: @NCRCorporation

Facebook: www.facebook.com/ncrcorp

LinkedIn: www.linkedin.com/company/ncr-corporation

YouTube: www.youtube.com/user/ncrcorporation

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News Media Contact

Cameron Smith

NCR Corporation

678.808.5313

cameron.smith@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com